CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into The AES Corporation's Registration Statement No. 33-44498 on Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 33-95046 on Form S-3, Registration Statement No. 333-39857 on Form S-3, and Registration Statement No. 333-81953 on Form S-3, of our report dated January 27, 1999, covering CILCORP Inc.'s consolidated financial statements for the year ended December 31, 1998, included in this Current Report on Form 8-K of The AES Corporation dated September 30, 1999.

                                                     ARTHUR ANDERSEN LLP

Chicago, Illinois,
September 30, 1999.